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                           Merrill Lynch & Co., Inc.
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
                    TALKING POINTS FOR CALLS TO SHAREHOLDERS

PURPOSE OF CALL

 .  [Name of institution/stockholder] is an important ML stockholder

 .  To discuss stockholder proposals in the Proxy Statement for our upcoming
   Annual Meeting in April

   -- declassify board - Massachusetts Laborers' Pension Fund

   -- institute cumulative voting - Evelyn Davis

 . To urge [name of institution/stockholder] to vote against the proposals or to consider abstaining

REVIEW OF ML'S RECENT STRONG RESULTS

 .  1995 earnings of $1.1 billion were second-highest in Firm's history

 .  Third consecutive year of earnings in excess of $1 billion

 .  ROE was 20.1% for 1995, and has averaged over 20% for the past five years

 .  Total return on ML common stock for 1995 was 45.8%

 . Total client assets in Private Client accounts reached $703 billion at year-end 1995, up $135 billion from year-end 1994

 . These results reflect strong management, Board accountability and confidence of clients and investors

WHY A VOTE IN FAVOR IS INAPPROPRIATE

 . ML, through its independent Nominating Committee, has worked hard to assemble a Board of active Directors from diverse backgrounds; 10 of 13 ML Directors are independent of management [have the proxy statement handy in case questions are asked about the backgrounds of Board members]

 . The Board's and management's record for creating shareholder value speaks for itself, and is reflected in the strong performance of your investment in ML

THE PROPOSALS

 .  Board Classification

   -- Board classification was adopted by the ML stockholders in 1986; 75% of the votes cast were voted in favor of the classified Board

   -- Board classification is in best interest of ML stockholders

             - As a result of Board classification, ML at all times benefits from having at least a majority of Directors experienced with its business

             - An experienced, classified Board provides a measure of stability which is vital to our most important assets -- employee and client relationships. Uncertainty affecting these relationships could have a substantial adverse effect on our business and stockholder value.

 .  CUMULATIVE VOTING

   -- Mrs. Davis has introduced this proposal at ten consecutive annual meetings; each time it has been opposed by the Board and defeated by a substantial majority of the votes cast

   -- Could lead to directors who feel they represent special interest groups, rather than stockholders as a whole

   -- The Board firmly believes that the interests of all stockholders are best served by the current method of voting

FINAL REMARKS

 .  Thank you for taking the time to talk to me today

 . I hope that you will vote against these proposals in light of the continued strong performance of your investment in ML

 . If your organization is unable to vote against these proposals, I hope you will consider abstaining

 .  Can we count on you to vote no or abstain?




IN RESPONSE TO COMMENTS OR QUESTIONS ON ORANGE COUNTY OR MASSACHUSETTS

 . The incidents cited in the Laborers' proposal do not in any way indicate a lack of Director accountability -- The Board and management insist upon and cultivate a compliance-oriented culture

 .  Orange County

   -- We believe that the facts support our view that ML acted properly and professionally in its relationship with the County

 .  Massachusetts

   -- The situation involved a legitimate contract with another reputable securities firm [Lazard Freres]

   -- No ML employee was charged with wrongdoing

   -- The charges against ML alleged only that ML should have taken additional steps to ensure that the relationship with the other firm was fully disclosed to certain of the other firm's clients

   -- Two years before the settlement, ML management instituted policies and procedures to ensure that such a situation would not recur

   -- The Massachusetts Treasurer has fully reinstated ML's eligibility to serve as book-running senior manager for Massachusetts municipal bond offerings

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